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                                                                     EXHIBIT 5.1



                   [Letterhead of Goodwin, Procter & Hoar LLP]



                                                                February 8, 2000



FairMarket, Inc.
500 Unicorn Park Drive
Woburn, MA 01801

         Re:  REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

         This opinion is delivered in our capacity as counsel to FairMarket, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-1 (File No. 333-92677), as amended (the "Registration Statement"), relating to an aggregate of 5,750,000 shares of Common Stock, par value $.001 per share (the "Registered Shares"), including 750,000 shares which the underwriters have an option to purchase solely for the purpose of covering over-allotments. Of the 5,750,000 Registered Shares, 5,750,000 shares (including the 750,000 shares to cover the over-allotment option) are to be sold by the Company (the "Company Shares") to Deutsche Bank Securities Inc., FleetBoston Robertson Stephens Inc. and U.S. Bancorp Piper Jaffray Inc., as representatives (the "Representatives") of the several underwriters (the "Underwriters"), pursuant to an Underwriting Agreement (the "Underwriting Agreement") to be entered into between the Company and the Representatives of the Underwriters.

         As counsel for the Company, we have examined signed copies of the Registration Statement, the form of the proposed Underwriting Agreement being filed as an exhibit to the Registration Statement, minutes of meetings of the stockholders and the Board of Directors of the Company, as provided to us by the Company, the Company's Amended and Restated Certificate of Incorporation and the Company's By-laws, each as presently in effect, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

         We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the corporate laws of Delaware.

         Based on the foregoing, we are of the opinion that when (i) the Underwriting Agreement is completed (including the insertion therein of pricing terms) and executed by the Company and on behalf of the Underwriters, and (ii) the Company Shares are sold to the Underwriters and paid for pursuant to the terms of the Underwriting Agreement, the Company Shares will be duly authorized, legally issued, fully paid and non-assessable by the Company under the corporate laws of Delaware.

         We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters," and to the inclusion of this opinion as an exhibit to the




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Registration Statement.



                                              Very truly yours,

                                              /s/ Goodwin, Procter & Hoar LLP
                                                  GOODWIN, PROCTER & HOAR LLP